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                                                                    Exhibit 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report April 5, 1996 accompanying the consolidated financial statements of Transnational Industries, Inc. and Subsidiaries appearing in the Annual Report on Form 10-KSB for the fiscal year ended January 31, 1996, which are incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.




                                             STOCKTON BATES & COMPANY, P.C.


Philadelphia, Pennsylvania
January 16, 1997